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                                                                   EXHIBIT 10.28

                           ODYSSEY RE HOLDINGS CORP.
                            LONG-TERM INCENTIVE PLAN

SECTION 1. -- ESTABLISHMENT AND PURPOSE

     1.1 Effective Date and Establishment of the Plan. Odyssey Re Holdings Corp., a Delaware corporation, and any successor thereto (the "Company"), hereby establishes the Odyssey Re Holdings Corp. Long-Term Incentive Plan, as amended from time to time (the "Plan") to permit the awarding of bonuses to Employees (as such term is defined below), based on the achievement of certain pre-established performance goals.

     Subject to approval by the stockholders of the Company, the Plan shall become effective as of May 23, 2001 and continue until December 31, 2006, unless extended by reaapproval of stockholders obtained prior to such time or unless earlier terminated by the Company pursuant to Section 10. No bonus shall be made pursuant to the Plan after its termination date; provided that bonuses granted prior to the termination date may extend and be paid beyond that date.

     1.2 Purpose. The purposes of the Plan are to (i) provide competitive compensation opportunities based on corporate and individual performance, and
(ii) enhance the Company's ability to attract, retain and motivate the highest caliber employees.

     The Plan is intended to secure the full deductibility of incentive awards payable to the Executive Officers (as such term is defined below). All compensation payable under this Plan to Executive Officers is intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 2. -- DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

     "Award Opportunity" means the various levels of incentive awards which a Participant may earn under the Plan, as established by the Committee pursuant to
Section 5.1.

     "Base Salary" shall mean the regular base salary earned by a Participant during the Plan Year prior to any salary reduction contributions made to any of the Company's deferred compensation plans, except as otherwise determined by the Committee in its sole discretion.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board, provided that the committee shall consist of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3, who are "outside directors" to the extent required by and within the meaning of Section 162(m) of the Code, as amended from time to time.

     "Deferred Award" shall mean, for any Plan Year, that portion of a Participant's Final Award that exceeds his or her Target Incentive Award for such Plan Year.

     "Disability" shall have the same meaning as such term or similar term is defined in the Company's long-term disability plan applicable to the Participant, and shall be as determined in accordance with the terms and conditions of such plan.

     "Effective Date" means the date the Plan becomes effective, as set forth in
Section 1.1 herein.

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     "Employee" means an employee of the Company, or a Subsidiary that is participating in the Plan, who is employed at the level of assistant vice president or above and is recommended by the Chief Executive Officer of the Company, and is approved by the Committee for participation in the Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Executive Officer" shall mean an executive officer as set forth in Section 162(m) of the Code or any other executive officer designated by the Committee for purposes of exempting distributions under the Plan from Section 162(m)(3) of the Code.

     "Final Award" means the actual award (including, without limitation, any Deferred Award) earned during a Plan Year by a Participant, as determined by the Committee after the end of such Plan Year.

     "Financial" shall mean the corporate financial performance of the Company.

     "Non-financial" shall mean the non-financial performance of the Company's operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, organizational unit, division or other such segmentation.

     "Participant" means an Employee who is participating in the Plan pursuant to Section 4.

     "Plan Year" means the Company's fiscal year, commencing on each January 1 and ending on December 31.

     "Retirement" means, with respect to any Participant, resignation or termination of employment after attainment of an age regarded by the Company or, if applicable, a Subsidiary as the normal retirement age for its employees in general, based upon the Company or the Subsidiary's normal employment and related policies and practices.

     "Subsidiary" means any (i) corporation if fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if fifty percent (50%) or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.

     "Target Incentive Award" means the award to be paid to a Participant when performance measures are achieved, as established by the Committee.

SECTION 3. -- ADMINISTRATION

     The Plan shall be administered by the Committee. Except with respect to the matters that under Section 162(m) of the Code and Treasury Regulation
Section 1.162-27(e) are required to be determined or established by the Committee to qualify awards under the Plan as qualified performance-based compensation, the Committee shall have the power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

     The Committee shall employ such legal counsel, independent auditors and consultants as it deems appropriate for the administration of the Plan and shall be entitled to rely in good faith upon any report, calculation or other information furnished to it by any officer or employee of the Company or from the financial, accounting, legal or other advisers of the Company.

     Subject to the limitations set forth herein, the Committee shall: (i) select from the Employees, those who shall participate in the Plan, (ii) grant Award Opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(v) make any and all factual determinations in connection with the administration and interpretation of the Plan, (vi) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award Opportunity granted hereunder and (vii) make all other necessary determinations and take all other

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actions necessary or advisable for the implementation and administration of the
Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon all parties.

SECTION 4. -- ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. Each Employee who is recommended by the Chief Executive Officer of the Company to participate in the Plan, and who is approved by the Committee, shall be eligible to participate in the Plan for such Plan Year, subject to the limitations of Section 7 herein.

     4.2 Participation. Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth herein. Employees who are eligible to participate in the Plan shall be notified of the performance goals and related Award Opportunities for the relevant Plan Year, as soon as practicable.

     4.3 Partial Plan Year Participation. Except as provided in Section 9, in the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, then such Employee's Final Award shall be based on the Base Salary earned as an eligible Employee.

     4.4 No Right to Participate. No Participant or other Employee shall at any time have a right to participate in the Plan for any Plan Year, despite having participated in the Plan during a prior Plan Year.

SECTION 5. -- AWARD DETERMINATION

     5.1 Performance Goals. Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall, in its sole discretion, approve or establish in writing the performance goals for that Plan Year. For any performance period that is less than twelve months, the performance goals shall be established before twenty-five percent (25%) of the relevant performance period has lapsed.

     Except as provided in Section 9, the performance goals may include, without limitation, any combination of Financial, Non-financial and individual performance goals, as determined by the Committee in its sole discretion. Performance measures and their relative weight may vary by job classification. After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Plan Year will determine the amount of the Final Award. Except as provided in Section 9, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

     The Committee also may establish one or more Company-wide performance goals which must be achieved for any Participant to receive an award for that Plan Year.

     The performance period with respect to which awards may be payable under the Plan shall generally be the Plan Year; provided, however, that the Committee shall have the authority and discretion to designate different performance periods under the Plan.

     5.2 Objective Compensation Formula. Prior to the beginning of each Plan year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall, in its sole discretion, approve or establish in writing the objective compensation formula or standard for that Plan Year. Such objective compensation formula or standard shall be the method for computing the amount of compensation payable to the Participant if the performance goals are attained. The formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to a Participant.

     5.3 Award Opportunities. Prior to the beginning of each Plan Year, or as soon as practicable thereafter (but in no event more than ninety days from the beginning of such Plan Year), the Committee shall establish an Award Opportunity for each Participant. Such Award Opportunity may vary in relation to the job classification of each Participant. Except as provided in Section 9, in the event a Participant changes job

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levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

     5.4 Adjustment of Performance Goals. Except as provided in Section 9, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year, to the extent permitted by Code Section 162(m) and the regulations and interpretative rulings thereunder, if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them. Further, in the event of a Plan Year of less than twelve (12) months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, in its sole discretion.

     5.5 Final Award Determinations. At the end of each Plan Year, Final Awards (including, without limitation, Deferred Awards) shall be computed for each Participant as determined by the Committee. Except as provided in Section 9, each such award shall be based upon (i) the Participant's Target Incentive Award percentage, multiplied by his Base Salary, in whole or in part (or other preestablished objective compensation formula in accordance with Section 5.2), and (ii) the attainment of Financial, Non-financial and individual performance goals. Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established Financial, Non-financial, and individual performance goals. Notwithstanding the foregoing, the Committee shall have, in its sole discretion, the right to reduce or eliminate the compensation or other economic benefit upon attainment of Financial, Non-financial and individual performance goals.

     5.6 Limitations. The amount payable to a Participant for any calendar year shall not exceed $12,500,000.

SECTION 6. -- PAYMENT OF FINAL AWARDS

     6.1 Form and Timing of Payment. Within 120 days after the end of each Plan Year, the Committee shall certify in writing the extent to which the Company and each Participant has achieved the performance goals for such Plan Year, including the specific target objective(s) and the satisfaction of any other material terms of the awards, and the Committee shall calculate the amount of each Participant's incentive award for the relevant period. Subject to Section 7, Final Award payments may be payable to the Participant, or to his estate in the case of death, in a single cash payment within 120 days after the end of each Plan Year or may be deferred to any of the Company's deferred compensation plans or arrangements or in any other manner determined by the Committee, after the Committee, in its sole discretion, has certified in writing that the specified performance goals were achieved.

     6.2 Payment of Partial Awards. In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, compute and pay a partial award for the portion of the Plan Year that an Employee was a Participant.

     6.3 Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. -- TERMINATION OF EMPLOYMENT

     7.1 Termination of Employment Due to Death, Disability, Retirement, or Transfer to an Affiliate Not Included in the Plan. In the event a Participant's employment is terminated by reason of death, Disability, Retirement, or transfer to an affiliated company not participating in the Plan (as determined by the Committee in its sole discretion), the Final Award (including a Deferred Award) determined in accordance with Section 5.4 herein shall be reduced to reflect participation in the Plan prior to such termination only. In the case of a Participant's Disability, termination of employment shall be deemed to have occurred on the date the Committee determines that the requirements of Disability have been satisfied.

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     The Final Award (including a Deferred Award) thus determined shall be payable to such Participant at the time that the Final Awards (including Deferred Awards) for such Plan Year would otherwise be payable to active Participants.

     7.2 Termination of Employment for Other Reasons. In the event a Participant's employment is terminated for any reason other than death, Disability, Retirement or transfer to an affiliated company not participating in the Plan (of which the Committee shall be the sole judge) prior to the payment date of a Final Award and/or Deferred Award, all of the Participant's rights to such Final Award and/or Deferred Award shall be forfeited. However, the Committee, in its sole discretion, may pay a partial award for the portion of that Plan Year that the Participant was employed by the Company, as determined by the Committee in its sole discretion.

SECTION 8. -- RIGHTS OF PARTICIPANTS

     8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time or confer upon any Participant any right to continue in the employ of the Company.

     8.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. -- EXECUTIVE OFFICERS

     9.1 Applicability. The provisions of this Section 9 shall apply only to Executive Officers. In the event of any inconsistencies between this Section 9 and the other Plan provisions, the provisions of this Section 9 shall control.

     9.2 No Partial Plan Year Participation. An Executive Officer who first becomes eligible to participate in the Plan after the beginning of a Plan Year may participate in the Plan for the succeeding Plan Year.

     9.3 Award Determination. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish the Target Incentive Award percentage for each Executive Officer and the performance goals for that Plan Year. The Committee shall choose the performance goals from among any combination of the Financial and Non-financial performance goals set forth in Schedule A and such individual performance goals as established by the Committee. The Committee may select one or more of the performance goals specified from Plan Year to Plan Year which need not be the same for each Executive Officer in a given year.

     At the end of the Plan Year and prior to payment of a Final Award, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied. Final Awards shall be computed for each Executive Officer based on (i) the Participant's Target Incentive Award multiplied by his Base Salary and (ii) the Financial, Non-financial and individual performance goals (if applicable).

     Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Financial, Non-financial and individual performance goals.

     9.4 Non-adjustment of Performance Goals. Once established, performance goals shall not be changed during the Plan Year. Participants shall not receive any payout when the Company or Non-financial segment (if applicable) does not achieve at least minimum performance goals.

     9.5 Discretionary Adjustments. The Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

     9.6 Possible Modification. If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility, for federal income tax purposes, of any amount paid under the Plan by applying one or more of Sections 2, 4.3, 5.1, 5.2, 5.3, 5.4 or 5.5 to an Executive Officer without regard to the exceptions to such Section or Sections contained

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in this Section 9, then the Committee may, in its sole discretion, apply such
Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section.

SECTION 10. -- AMENDMENT AND MODIFICATION

     The Board or the Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant, reduce the right of a Participant to a payment or distribution hereunder which he has already earned and to which he is otherwise entitled.

SECTION 11. -- MISCELLANEOUS

     11.1 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

     11.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local income and employment taxes required by law to be withheld with respect to such payments.

     11.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     11.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

     11.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     11.7 Meaning of "Company". Any reference to the Company includes, if and to the extent applicable, a reference to any Subsidiary.

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                                   SCHEDULE A


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               FINANCIAL PERFORMANCE MEASURES
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
  Combined Ratio, which is a combination of an underwriting
  expense ratio and a claims/claims adjustment expense ratio
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  Earnings before interest, taxes, depreciation, and
  amortization
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  Earnings before interest and taxes
------------------------------------------------------------
  Return on investment
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  Return on net assets
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  Return on invested capital
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  Return on equity
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  Underwriting Profit
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  Profit before taxes
------------------------------------------------------------
  Profit margin
------------------------------------------------------------
  Net operating profit after taxes
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  Cash value added
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  Revenue growth
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  Cash-flow return on investment
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  Economic value added
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

------------------------------------------------------------
             NON-FINANCIAL PERFORMANCE MEASURES
------------------------------------------------------------
  Expense management
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  Customer satisfaction
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  Quality
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  Human resources management
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  Development and execution of strategic initiatives
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

                                       A-1